UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2008

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                   NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On February 15, 2008, Symmetricom, Inc. (the “Company”) received a Nasdaq Staff Determination notice stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14).  The notice was issued in accordance with Nasdaq procedures because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended December 30, 2007.

The Nasdaq notice states that, unless the Company requests an appeal of the determination, trading of the Company’s common stock will be suspended at the opening of business on February 26, 2008 and the Company’s securities will be removed from listing and registration on The Nasdaq Stock Market.

The Company currently intends to request a hearing to appeal the determination with the Nasdaq Listing Qualifications Panel.  Pending a decision by the hearing panel, the Company’s common stock will remain listed on The Nasdaq Global Market.  However, there can be no assurance that the hearing panel will grant the Company’s appeal and request for continued listing.

As previously disclosed in the Notification of Late Filing on Form 12b-25 filed by the Company on February 11, 2008, the Company failed to timely file its Form 10-Q for the period ended December 30, 2007 because its Audit Committee is currently in the process of investigating and resolving certain accounting issues relating to the Company’s raw material inventory accrual account during the period commencing from its fiscal year ended June 30, 1999 through its fiscal year ended June 30, 2006.  Activity in this account for subsequent periods is also under review.  At this time, the Company cannot estimate the amounts at issue.

A copy of the press release disclosing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release dated February 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008	By:	/s/ William Slater
William Slater
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated February 22, 2008.